As filed with the Securities and Exchange Commission on January 12, 1999.
                                                      Registration No. 333-

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                             --------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              McKESSON HBOC, INC.
            (Exact Name of Registrant as Specified in Its Charter)

                           Delaware                                                    94-3207296
(State or Other Jurisdiction of Incorporation or Organization)            (I.R.S. Employer Identification No.)


                                McKesson Plaza
                                One Post Street
                        San Francisco, California 90104
                                (415) 983-8300

  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                         Principal Executive Offices)

Access Health, Inc. 1989 Incentive Stock Plan                   Access Health, Inc. 1991 Employee Stock Purchase Plan
Access Health, Inc. 1995 Director Option Plan                   Access Health, Inc. Supplemental Stock Plan
AMISYS Managed Care Systems, Inc. 1994 Equity Incentive Plan    Clinicom Incorporated 1985 Employee Stock Option Plan
CyCare Systems, Inc. 1995 Long-Term Incentive Plan              Enterprise Systems, Inc. Long-Term Incentive Plan
Expert Systems, Inc. 1993 Stock Option Plan                     Gabrieli Medical Information Systems, Inc. 1984 Incentive Stock
                                                                 Option Plan
GMIS Inc. 1991 Stock Option Plan                                GMIS Inc. 1995 Stock Option Plan
GMIS Inc. Non-Qualified Stock Option Agreement with             GMIS Inc. Non-Qualified Stock Option Agreement with Lawrence Koenig
 Josephine G. Kaple
HBO & Company 1990 Executive Incentive Plan                     HBO & Company 1993 Stock Option Plan for Nonemployee
                                                                 Directors
HBO & Company 1994 UK Sharesave Scheme                          HBO & Company Omnibus Stock Incentive Plan
HBO & Company Option Agreement with Graham O. King              HBO & Company Option Agreement with Stephen G. Sullivan
HPR Inc. Amended and Restated HPR 1991 Stock Plan               HPR Inc. Amended and Restated HPR 1995 Stock Plan
IMNET Systems, Inc. 1993 Employee Stock Option and              Informed Access Systems, Inc. Stock Option Plan
 Rights Plan
McKesson HBOC, Inc. 1998 Employee Stock Purchase Plan           National Health Enhancement Systems, Inc. Amended 1988 Stock
 (as Amended and Restated Effective January 12, 1999)            Option Plan
Non-Qualified Stock Option Agreement between Access             Non-Qualified  Stock Option Agreement between Access Health, Inc.
 Health, Inc. and Julie A. Brooks                                and Thomas E. Gardner
Non-Qualified Stock Option Agreement between HBO & Company      Non-Qualified Stock Option Agreement between HBO & Company and
 and David S. Tiseth                                             Duane Tiseth
US Servis, Inc. (F/K/A Micro Health Systems, Inc.) Amended      1986 Incentive Stock Option Plan of Serving Software, Inc.
 1993 Stock Option Plan

                          (Full Titles of the Plans)

                                                                                Copy to:
                   Nancy A. Miller                                           Ivan D. Meyerson
    Senior Vice President and Corporate Secretary               Senior Vice President and General Counsel
                   One Post Street                                           One Post Street
           San Francisco, California 94104                           San Francisco, California  94104

                    (Name and Address of Agent for Service)

                                (415) 983-8300
         (Telephone Number, including Area Code, of Agent for Service)

                          --------------------------

                        CALCULATION OF REGISTRATION FEE

============================================================================================================================
Title of Securities to be         Amount to be        Proposed Maximum Offering      Proposed Maximum          Amount of
       Registered                 Registered(1)          Price Per Share (2)        Aggregate Offering       Registration
                                                                                           Price (2)              Fee (2)
----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.01 per share.............      10,597,085                 $78.78125                   $834,851,603            $232,500
----------------------------------------------------------------------------------------------------------------------------
Rights to purchase Preferred                                       N/A                            N/A                 N/A
Stock of McKesson HBOC, Inc.(3)    5,298,542
============================================================================================================================

(1) Plus such additional number of shares of Common Stock and associated Rights to purchase Preferred Stock as may be issuable pursuant to the antidilution provisions of the above-referenced stock option plans and stock purchase plans, in accordance with Rule 416(a) under the Securities Act.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), based upon the average of the high and low sale prices of the Common Stock of the Registrant on the New York Stock Exchange, Inc. on January 5, 1999. The proposed maximum aggregate offering price is estimated solely to determine the registration fee.

(3) Associated with the Common Stock are Rights to purchase Preferred Stock that will not be exercisable or evidenced separately from the Common Stock prior to the occurrence of certain events.

                     ------------------------------------

The Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act.

                                    PART I

Item 1.   Plan Information*


Item 2.   Registrant Information and Employee Plan Annual Information*

* The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     McKesson HBOC, Inc. (the "Company" or the "Registrant") hereby incorporates by reference into this Registration Statement the following documents:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998, as amended by Amendment No. 1 on Form 10-K/A filed on July 29, 1998;

     (b) The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 1998 and September 30, 1998;

     (c) The Company's Current Reports on Form 8-K dated November 22, 1996 (as amended by Amendment No. 1 on Form 8-K/A filed on January 21, 1997, as further amended by Amendment No. 2 on Form 8-K/A filed on April 28, 1997) and October 19, 1998 (as amended by Amendment No. 1 on Form 8-K/A filed on October 30, 1998 and as further amended by Amendment No. 2 on Form 8-K/A filed on November 6,
1998); and

     (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10 and the Rights Agreement dated as of October 21, 1994 between the Company and First Chicago Trust Company of New York, as Rights Agent, filed as Exhibit 4.1 to Amendment No. 3 to the Company's Registration Statement on Form 10 (as amended by Amendment No. 1, filed as
Exhibit 99.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998).

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Statements contained in this Registration Statement or in a document incorporated by reference may be modified or superseded by later statements in this Registration Statement or by statements in subsequent documents incorporated by reference, in which case you should refer to the later statement.

Item 4.   Description of the Securities

     Not applicable.

Item 5.   Interests of Named Experts and Counsel

     The legality of the securities offered hereby will be passed upon for the Registrant by Ivan D. Meyerson, Vice President and General Counsel of the Registrant. Mr. Meyerson owns, directly and indirectly, less than 1% of the outstanding shares of the Registrant's Common Stock.

Item 6.   Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and agents of the corporation against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation-a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The DGCL provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement, or otherwise.

     The Company's Restated By-laws provide that each person who is involved in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, will be indemnified by the Company to the full extent permitted by the DGCL if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. The indemnification rights conferred by the Company's By-laws are not exclusive of any other right to which such person seeking indemnification may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

     Article VI of the Company's Restated Certificate of Incorporation provides that to the full extent permitted by the DGCL, as it now exists or may hereafter be amended, no director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

     The Company maintains directors' and officers' liability insurance which provides for payment, on behalf of the directors and officers of the Company and its subsidiaries, of certain losses of such persons (other than matters uninsurable under law) arising from claims, including claims arising under the Securities Act, for acts or omissions by such persons while acting as directors or officers of the Company and/or its subsidiaries, as the case may be.

Item 7.   Exemption from Registration Claimed

     Not applicable.

Item 8.   Exhibits

     See Index to Exhibits.

Item 9.   Undertakings

          1.   The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and, the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on January 12, 1999.

                                   McKESSON HBOC, INC.



                                   By /s/ Nancy A. Miller
                                     ------------------------------------
                                          Nancy A. Miller
                                          Senior Vice President and Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 12, 1999.


          Signature                                Title

              *                        President, Chief Executive Officer and
-----------------------------------    Director (principal executive officer)
         Mark A. Pulido


              *                        Chairman of the Board of Directors and
-----------------------------------    Director
      Charles W. McCall


              *                        Senior Vice President and Chief Financial
-----------------------------------    Officer (principal financial officer)
      Richard H. Hawkins


              *                        Controller (principal accounting
-----------------------------------    officer)
        Heidi E. Yodowitz


              *                        Director
-----------------------------------
      Alfred E. Eckert III


              *                        Director
-----------------------------------
        Tully M. Friedman


              *                        Director
-----------------------------------
       Alton F. Irby III


              *                        Director
-----------------------------------
       Gerald E. Mayo


              *                        Director
-----------------------------------
        James V. Napier

              *                        Director
----------------------------------
         Carl E. Reichardt


              *                        Director
----------------------------------
         Alan Seelenfreund


              *                        Director
----------------------------------
         Jane E. Shaw


*By:   /s/ Nancy A. Miller
    ------------------------------
           Nancy A. Miller
           Attorney-in-fact

                                 EXHIBIT INDEX


Exhibit
Number

  4.1 Rights Agreement dated as of October 21, 1994 between the Registrant and First Chicago Trust Company of New York, as Rights Agent, filed as
          Exhibit 4.1 to Amendment No. 3 to the Registrant's Registration Statement on Form 10 (as amended by Amendment No. 1 dated October 19, 1998, filed as Exhibit 99.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998) and incorporated herein by reference

  4.2 Restated Certificate of Incorporation of Registrant as filed with the office of the Delaware Secretary of State on July 30, 1998 (incorporated by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the Quarter ended June 30, 1998)

  4.3* Certificate of Amendment to the Restated Certificate of Incorporation of Registrant as filed with the office of the Delaware Secretary of State on January 12, 1999

  4.4 Restated By-laws of the Registrant, as amended through May 30, 1997 (incorporated by reference to Exhibit 3.1 to McKesson's Current Registration on Form 8-K filed on June 22, 1997)

  5.1* Opinion of Ivan D. Meyerson, Senior Vice President and General Counsel of the Registrant regarding legality of the securities being offered

 23.1* Consent of Ivan D. Meyerson, Senior Vice President and General Counsel of the Registrant (included in Exhibit 5.1)

 23.2*    Independent Auditors' Consent

 24.1*    Power of Attorney

 99.1 Access Health, Inc. 1989 Incentive Stock Plan (incorporated by reference to Exhibit 4 to the Registration Statement on Form S-8 of HBO & Company (file no. 333-68693) filed on December 10, 1998)

 99.2 Access Health, Inc. 1991 Employee Stock Purchase Plan (incorporated by reference to Exhibit 4 to the Registration Statement on Form S-8 of HBO & Company (file no. 333-68575) filed on December 9, 1998)

 99.3 Access Health, Inc. 1995 Director Option Plan (incorporated by reference to Exhibit 4 to the Registration Statement on Form S-8 of HBO & Company (file no. 333-68695) filed on December 10, 1998)

 99.4 Access Health, Inc. Supplemental Stock Plan (incorporated by reference to Exhibit 4 to the Registration Statement on Form S-8 of HBO & Company (file no. 333-68685) filed on December 10, 1998)

 99.5 AMISYS Managed Care Systems, Inc. 1994 Equity Incentive Plan (incorporated by reference to Exhibit 4 to the Registration Statement on Form S-8 of HBO & Company (file no. 333-29367) filed on June 17,
          1997)

 99.6 Clinicom Incorporated 1985 Employee Stock Option Plan (incorporated by reference to Exhibit 4 to the Registration Statement on Form S-8 of HBO & Company (file no. 033-63213) filed on October 5, 1995)

 99.7 CyCare Systems, Inc. 1995 Long-Term Incentive Plan (incorporated by reference to Exhibits 4(a), 4(b) and 4(c) to the Registration Statement on Form S-8 of HBO & Company (file no. 333-10603) filed on August 22, 1996)

 99.8 Enterprise Systems, Inc. Long-Term Incentive Plan (incorporated by reference to Exhibit 4 to the Registration Statement on Form S-8 of HBO & Company (file no. 333-30373) filed on June 30, 1997)

 99.9 Expert Systems, Inc. 1993 Stock Option Plan (incorporated by reference to Exhibit 4 to the Registration Statement on Form S-8 of HBO & Company (file no. 333-43679) filed on January 2, 1997)

 99.10 Gabrieli Medical Information Systems, Inc. 1984 Incentive Stock Option Plan (incorporated by reference to Exhibit 4 to the Registration Statement on Form S-8 of HBO & Company (file no. 333-17579) filed on December 10, 1996)

 99.11    GMIS, Inc. 1991 Stock Option Plan (incorporated by reference to
          Exhibit 4 to the Registration Statement on Form S-8 of HBO & Company (file no. 333-17551) filed on December 10, 1996)

 99.12    The GMIS, Inc. 1995 Stock Option Plan (incorporated by reference to
          Exhibit 4 to the Registration Statement on Form S-8 of HBO & Company (file no. 333-17555) filed on December 10, 1996)

 99.13 GMIS, Inc. Non-Qualified Stock Option Agreement with Josephine G. Kaple (incorporated by reference to Exhibit 4(a) the Registration Statement on Form S-8 of HBO & Company (file no. 333-17583) filed on December 10, 1996)

 99.14 GMIS, Inc. Non-Qualified Stock Option Agreement with Lawrence Koenig (incorporated by reference to Exhibit 4(b) to the Registration Statement on Form S-8 of HBO & Company (file no. 333-17583) filed on December 10, 1996)

 99.15 HBO & Company 1990 Executive Incentive Plan (incorporated by reference to Exhibit 4 to the Registration Statement on Form S-8 of HBO & Company (file no. 033-82962) filed on August 1, 1994 and Exhibit 4(a) to the Registration Statement on Form S-8 of HBO Company (file no. 333-05759) filed on June 12, 1996)

 99.16 HBO & Company 1993 Stock Option Plan for Nonemployee Directors (incorporated by reference to Exhibit 4 to the Registration Statement on Form S-8 of HBO & Company (file no. 33-67300) filed on August 12,
          1993)

 99.17    HBO & Company 1994 UK Sharesave Scheme (incorporated by reference to
          Exhibit 4 to the Registration Statement on Form S-8 of HBO & Company (file no. 333-24223) filed on March 31, 1997)

 99.18 HBO & Company Omnibus Stock Incentive Plan (incorporated by reference to Exhibit 4 to the Registration Statement on Form S-8 of HBO & Company (file no. 333-26885) filed on May 12, 1997)

 99.19 HBO & Company Option Agreement with Graham O. King (incorporated by reference to Exhibits 4.1 and 4.2 to the Registration Statement on Form S-8 of HBO & Company (file no. 37-0986839) filed on October 2,
          1998)

 99.20    HBO & Company Option Agreement with Stephen G. Sullivan
          (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-8 of HBO & Company (file no. 37-0986839) filed on October 2, 1998)

 99.21 HPR Inc. Amended and Restated HPR 1991 Stock Plan (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-8 of HBO & Company (file no. 333-43377) filed on December 29, 1997)

 99.22 HPR Inc. Amended and Restated HPR 1995 Stock Plan (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-8 of HBO & Company (file no. 333-43377) filed on December 29, 1997)

 99.23 IMNET Systems, Inc. 1993 Employee Stock Option and Rights Plan (incorporated by reference to Exhibit 4(a) to the Registration Statement on Form S-8 of HBO & Company (file no. 333-66321) filed on October 29, 1998)

 99.24 Informed Access Systems, Inc. Stock Option Plan (incorporated by reference to Exhibit 4 to the Registration Statement on Form S-8 of HBO & Company (file no. 333-68691) filed on December 10, 1998)

 99.25* McKesson HBOC, Inc. 1998 Employee Stock Purchase Plan (as Amended and Restated Effective January 12, 1999)

 99.26 National Health Enhancement Systems, Inc. Amended 1988 Stock Option Plan (incorporated by reference to Exhibit 4 to the Registration Statement on Form S-8 of HBO & Company (file no. 333-43673) filed on January 2, 1998)

 99.27 Non-qualified Stock Option Agreement between Access Health, Inc. and Julie A. Brooks (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-8 of HBO & Company (file no. 333-68687) filed on December 10, 1998)

 99.28 Non-qualified Stock Option Agreement between Access Health, Inc. and Thomas E. Gardner (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-8 of Access Health Inc. (file no. 333-24561) filed April 4, 1997)

 99.29    Non-Qualified Stock Option Agreement between HBO & Company and David
          S. Tiseth (incorporated by reference to Exhibit 4(b) to the Registration Statement on Form S-8 of HBO & Company (file no. 333-56579) filed on June 11, 1998)

 99.30 Non-Qualified Stock Option Agreement between HBO & Company and Duane Tiseth (incorporated by reference to Exhibit 4(a) to the Registration Statement on Form S-8 of HBO & Company (file no. 333-56579) filed on June 11, 1998)

 99.31 US Servis, Inc. (F/K/A Micro Health Systems, Inc.) Amended 1993 Stock Option Plan (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-8 of HBO & Company (file no. 333-65243) filed on October 2, 1998)

 99.32 1986 Incentive Stock Option Plan of Serving Software, Inc. (incorporated by reference to Exhibit 4 to the Registration Statement on Form S-8 (file no. 33-84034 filed on September 5, 1994)

     *    Filed herewith.